Filed Pursuant to Rule 424(b)(2)
Registration No. 333-275260
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2025
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated November 1, 2023)

DXC Technology Company

$         % Senior Notes due 20
DXC Technology Company (“DXC”) is offering $          aggregate principal amount of its    % Senior Notes due 20    (the “Notes”). The Notes will mature on      , 20   . DXC will pay interest on the Notes in cash semi-annually in arrears on        and        of each year, commencing on     , 2026. Interest will accrue on the Notes from the date of original issuance.
DXC may redeem the Notes, in whole or in part, at its option, at any time and from time to time before their maturity at the redemption prices described in this prospectus supplement.
The Notes will be unsecured senior obligations of DXC. The Notes will rank senior in right of payment to all of DXC’s existing and future indebtedness and other obligations that are expressly subordinated in right of payment to the Notes; pari passu in right of payment with all of our existing and future indebtedness that is not so subordinated, including, without limitation, our other senior notes; effectively junior to any of our secured indebtedness and other secured obligations to the extent of the assets securing such indebtedness or other secured obligations; and effectively junior to any liabilities of our subsidiaries.
Currently there is no public market for the Notes. We do not intend to apply for listing of the Notes on any securities exchange or for inclusion of the Notes in any automated quotation system.

Investing in these Notes involves risks. You should read “Risk Factors” in this prospectus supplement on page S-6 and in the documents incorporated by reference herein for more information about important risks that you should consider before you invest.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)%		$
Underwriting discount	%	$
Proceeds, before expenses, to DXC	%	$

(1)	Plus accrued interest, if any, from the date of original issuance if settlement occurs after that date.
The underwriters expect to deliver the Notes to the purchasers in book-entry only form through the facilities of The Depository Trust Company, including its participants Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, on or about        , 2025.
Joint Book-Running Managers

J.P. Morgan	Mizuho	MUFG
BofA Securities	Citigroup	Lloyds Securities

The date of this prospectus supplement is     , 2025.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS
This document consists of two parts. The first part is this prospectus supplement, which describes certain matters relating to us and contains the specific terms of this offering of Notes. The second part is the accompanying prospectus, dated November 1, 2023, which provides more general information about debt securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the information incorporated by reference in this prospectus supplement also adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus. If information in this prospectus supplement or the information incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will, to the extent inconsistent therewith, supersede the information in the accompanying prospectus.
We and the underwriters have not authorized any person to provide you with information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not, and the underwriters are not, making an offer to sell these Notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or in any such free writing prospectus is accurate as of any date other than their respective dates. In the case of information contained in documents we file with the U.S. Securities and Exchange Commission (“SEC”) and incorporate by reference in this prospectus, you should assume that such information is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Before you decide to invest in the Notes, you should carefully read this prospectus supplement, the accompanying prospectus, the registration statement described in the accompanying prospectus (including the exhibits thereto), any applicable free writing prospectuses and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described in this prospectus supplement under the caption “Where You Can Find More Information.”
References in this prospectus supplement to “DXC,” the “company,” “us,” “we” and “our” refer to DXC Technology Company and its consolidated subsidiaries, unless the context otherwise requires. The term “CSC” refers to Computer Sciences Corporation, a direct wholly owned subsidiary of DXC, and its consolidated subsidiaries, the term “HPE” refers to Hewlett Packard Enterprise Company and the term “HPES” refers to the Enterprise Services business of HPE. The terms “U.S. dollar” and “$” refer to the United States dollar, being the official currency of the United States of America.
S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
All statements and assumptions contained in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein that do not directly and exclusively relate to historical facts constitute “forward-looking statements” that involve numerous assumptions, risks and uncertainties. Forward-looking statements often include words such as “anticipates,” “believes,” “estimates,” “expects,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target,” and “will” and words and terms of similar substance in discussions of future operating or financial performance.
Forward-looking statements include, among other things, statements with respect to our future financial condition, results of operations, cash flows, business strategies, operating efficiencies or synergies, potential acquisitions and divestitures, competitive position, growth opportunities, effective tax rates, liquidity and capital resources, capital return strategy, plans and objectives of management, the outcome of and costs associated with regulatory and litigation matters, and other matters.
We may also make forward-looking statements in other reports filed with the Securities and Exchange Commission (“SEC”), in materials delivered to stockholders and in press releases. In addition, our representatives may from time to time make oral forward-looking statements. Forward-looking statements represent current expectations and beliefs, and no assurance can be given that the results, goals or plans described in such statements can or will be achieved, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this prospectus supplement or to reflect the occurrence of unanticipated events, except as required by law.
Important factors that could cause actual results to differ materially from those described in forward-looking statements, many of which are outside of our control, include, but are not limited to:
•	our inability to succeed in our strategic objectives;
•
the risk of liability, reputational damages or adverse impact to business due to service interruptions, from security breaches, cyber-attacks, other security incidents or disclosure of confidential information or personal data;

•	compliance or failure to comply with obligations arising under new or existing laws, regulations, and customer contracts relating to the privacy, security and handling of personal data;
•	our product and service quality issues;
•
our inability to develop and expand our service offerings to address emerging business demands and technological trends, including our inability to sell differentiated services amongst our offerings and the competitive pressures faced by our business;

•	our inability to compete in certain markets and expand our capacity in certain offshore locations;
•	failure to maintain our credit rating and ability to manage working capital, refinance and raise additional capital for future needs;
•	difficulty in understanding the changes to our business model by the investment community or industry analysts or our failure to meet our publicly announced financial guidance;
•	public health crises;
•	our indebtedness and potential material adverse effect on our financial condition and results of operations;
•	our inability to accurately estimate the cost of services, and the completion timeline of contracts;
•	failure by us or third party partners to deliver on commitments or otherwise breach obligations to our customers;
•	the risks associated with climate change and natural disasters;
•	increased scrutiny of, and evolving expectations for, sustainability and environmental, social and governance initiatives;
S-iii

•	our inability to attract and retain key personnel and maintain relationships with key partners;
•
the risks associated with prolonged periods of inflation or current macroeconomic conditions, including the possibility of reduced spending by customers in the areas we serve, the uncertainty related to our cost-takeout efforts, and our ability to close new deals in the event of an economic slowdown;

•	the risks associated with our international operations, such as risks related to currency exchange rates;
•	our inability to comply with existing and new laws and regulations, including social and environmental responsibility regulations, policies and provisions, as well as customer and investor demands;
•	our inability to achieve the expected benefits of our restructuring plans;
•	our inadvertent infringement of third-party intellectual property rights or infringement of our intellectual property rights by third parties;
•	our inability to procure third-party licenses required for the operation of our products and service offerings;
•	risks associated with disruption of our supply chain or increases in procurement costs, including as a result of ongoing trade tensions and tariff charges;
•	our inability to maintain effective disclosure controls and internal control over financial reporting;
•	potential losses due to asset impairment charges;
•	our inability to pay dividends or repurchase shares of our common stock;
•	pending investigations, claims and disputes and any adverse impact on our profitability and liquidity;
•	disruptions in the credit markets, including disruptions that reduce our customers’ access to credit and increase the costs to our customers of obtaining credit;
•	counterparty default risk in our hedging program;
•	our failure to bid on projects effectively;
•	financial difficulties of our customers and our inability to collect receivables;
•	our inability to maintain and grow our customer relationships over time and to comply with customer contracts or government contracting regulations or requirements;
•	our inability to succeed in our strategic transactions;
•	changes in tax rates, tax laws, and the timing and outcome of tax examinations;
•	risks following the merger of CSC and Enterprise Services business of HPE’s businesses, including anticipated tax treatment, unforeseen liabilities and future capital expenditures;
•	risks following the spin-off of our former U.S. Public Sector business and its related mergers with Vencore Holding Corp. and KeyPoint Government Solutions in June 2018 to form Perspecta Inc.;
•	volatility of the price of our securities, which is subject to market and other conditions; and
•	the other factors described under the caption “Risk Factors” of this prospectus supplement and incorporated by reference herein.
S-iv

SUMMARY
This summary highlights some of the information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. In particular, you should read the “Risk Factors” section in this prospectus supplement and in the accompanying prospectus as well as the “Risk Factors” section incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 for more information about important risks that you should consider before making an investment decision with respect to the Notes.
Our Business
Overview
We are a leading global provider of information technology (“IT”) services. We are a trusted partner to many of the world’s most innovative organizations, building solutions that move industries and companies forward. Our engineering, consulting, and technology experts help clients simplify, optimize, and modernize their systems and processes, manage their most critical workloads, integrate AI-powered intelligence into their operations, and put security and trust at the forefront. Through innovative solutions, we help clients achieve competitive advantages in the marketplace.
Segments and Services
During the first quarter of fiscal year 2026, the Company began reporting its financial results under a new segment structure designed to better reflect the Company’s operational structure and the delivery of end-to-end IT services. The new structure includes three reportable segments that align with how management assesses performance of the business and allocates resources: Consulting & Engineering Services (“CES”), Global Infrastructure Services (“GIS”), and Insurance Services (“Insurance”).
Consulting and Engineering Services
CES helps businesses use artificial intelligence (“AI”) and data analytics to improve operations, automate tasks, and speed up their digital transformation. We provide software engineering, consulting, and custom and enterprise applications solutions that help companies manage essential functions, modernize processes, and drive innovation. We have strong expertise in industries like finance, automotive, manufacturing, healthcare, life sciences, travel, and the public sector. Our solutions help businesses stay competitive by improving efficiency, launching new products faster, expanding into new markets, and achieving their strategic goals.
Global Infrastructure Services
GIS implements and operates the technology underpinning the critical systems of global businesses and governments. Our clients trust us to secure, modernize and operate their critical systems and improve their workplace experience to support business growth. GIS services include the design, migration, and management of complex data center, mainframe, cloud, and network environments, with an emphasis on scalability, security, compliance, and cost efficiency. By leveraging a human-led, AI-driven Intelligent Operations approach, we deliver secure, reliable IT operations that clients trust. We also provide cross-industry business process services, which streamline clients’ core enterprise functions such as finance, HR, procurement, and customer service. The implementation of secure, reliable technology improves employee experiences and productivity by streamlining daily operations—such as device management, helpdesk support, and AI-powered automation—enabling seamless collaboration, reducing IT support demands, and lowering costs through intuitive, self-service tools.
Insurance Services
Insurance Services provides software and services for Life and Wealth, Property & Casualty and Reinsurance providers, helping them optimize, run and digitally transform their operations. We help insurers modernize their technology landscape from heritage systems to advanced AI-powered solutions that enhances operational efficiency, improves customer experiences, and enables insurers to adopt a digital-first approach. Complementing our software solutions, we provide comprehensive business process services, leveraging deep industry expertise to support the full spectrum of insurance operations.
Recent Developments
Amendment to Revolving Credit Facility
On October 23, 2025, we amended our revolving credit facility, extending its maturity date to November 1, 2030 and reducing the total available borrowing available under the facility to $3.0 billion as a result of rationalizing its bank group. For more information, see our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025 incorporated by reference in this prospectus supplement.
Corporate Information
DXC was formed on April 1, 2017, by the merger of CSC and HPES (the “HPES Merger”). DXC is incorporated in the State of Nevada. Our principal executive offices, including our global headquarters, are located at 20408 Bashan Drive, Suite 231, Ashburn, Virginia 20147 and our telephone number at that address is (703) 972-7000. Our website address is www.dxc.technology. This is a textual reference only. The information on, or accessible through, our website is not part of this prospectus supplement and should not be relied upon in connection with making any investment decision with respect to the Notes.

The Offering
The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details about the Notes and this offering contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the Notes and the Indenture (as defined below), see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.
Issuer
DXC Technology Company
Securities Offered
$    aggregate principal amount of Senior Notes due 20   .
Maturity Date
The Notes will mature on      , 20   .
Interest Rate
Interest on the Notes will accrue at a rate of   % per annum.
Interest Payment Dates
Interest on the Notes will be payable semi-annually in arrears on      and      of each year, commencing on      , 2026.
Optional Redemption
The Notes will be redeemable, in whole or in part, at our option, at any time and from time to time at the redemption prices described in “Description of the Notes—Optional Redemption.”
Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event (as defined under “Description of the Notes—Change of Control Triggering Event”), you will have the right, as holders of the Notes, to cause us to repurchase your notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. See “Description of the Notes—Change of Control Triggering Event.”
Ranking
The Notes will be our direct, unconditional, unsecured and unsubordinated general obligations and will rank:
•	senior in right of payment to all of our existing and future indebtedness and other obligations that are expressly subordinated in right of payment to the Notes;
•	pari passu in right of payment with all of our existing and future indebtedness that is not so subordinated;
•	effectively junior to any of our secured indebtedness and other secured obligations to the extent of the assets securing such indebtedness or other secured obligations; and
•	effectively junior to any liabilities of our subsidiaries.
We and our subsidiaries have a significant amount of outstanding indebtedness. For a description of such indebtedness, see note 8 to our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025.

Additional Issuances
We may, at any time and from time to time, without the consent of the holders, increase the principal amount of the Notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue date, issue price and interest accrued prior to the issue date of the additional notes, and, provided the additional notes are fungible with the outstanding Notes for U.S. federal income tax purposes, with the same CUSIP number as the Notes. The Notes offered by this prospectus supplement and any additional notes of such series would rank equally and ratably and would be treated as a single series for all purposes under the Indenture, as defined herein.
Use of Proceeds
We currently intend to apply the net proceeds from this offering to repay our existing indebtedness, including our 1.750% Senior Notes due 2026, and for working capital and general corporate purposes. See “Use of Proceeds.”
Book-Entry Form and Denomination
The Notes will be issued in fully registered form and will be represented by global securities without interest coupons. The global securities will be deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company (“DTC”) in New York, New York. The terms of the indenture relating to the Notes (the “Indenture”) will provide for the issuance of definitive registered Notes only in certain limited circumstances. Investors may elect to hold interests in the global securities through DTC and its direct or indirect participants as described under “Global Securities—Book-Entry, Delivery and Form” in the accompanying prospectus. The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Listing and Trading
The Notes are a new issue of securities with no established trading market and there can be no assurance that any market for the Notes will develop or as to the liquidity of any market that may develop. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so and may discontinue market-making with respect to the Notes at any time without notice. See “Underwriting” for more information about possible market-making by the underwriters. We do not intend to apply for listing of the Notes on any securities exchange or for inclusion of the Notes in any automated quotation system.
Risk Factors
Investing in the Notes involves risks. You should read “Risk Factors” in this prospectus supplement as well as “Risk Factors” incorporated by reference into this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, as well as the other reports we file from time to time with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Trustee
U.S. Bank Trust Company, National Association.
Governing Law
The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.
Conflicts of Interest
As a result of our intended use of the net proceeds from this offering, certain of the underwriters and/or certain of their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the Notes are investment grade rated securities. See “Underwriting - Conflicts of Interest.”

RISK FACTORS
Any investment in the Notes involves a high degree of risk. You should carefully consider all of the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to purchase the Notes, including the risks under the heading “Risk Factors” in the accompanying prospectus and our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, as well as the other reports we file from time to time with the SEC that are incorporated by reference herein. The risks and uncertainties described in the accompanying prospectus and in the incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially adversely affected. The risks discussed in the accompanying prospectus and in the incorporated documents also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.

USE OF PROCEEDS
We estimate that the net proceeds of this offering will be approximately $   , after deducting the underwriting discount and other expenses related to this offering payable by us.
We currently intend to apply the net proceeds from this offering to repay our existing indebtedness, including our 1.750% Senior Notes due 2026, and for working capital and general corporate purposes.
Our 1.750% Senior Notes due 2026 bear interest at a rate of 1.750% per annum, payable on January 15 of each year, and mature on January 15, 2026. As of September 30, 2025, $763 million in aggregate principal amount of our 1.750% Senior Notes due 2026 was outstanding.
Nothing in this prospectus supplement shall constitute a notice of redemption or an obligation to issue a notice of redemption for our 1.750% Senior Notes due 2026. Any such redemption would be made only pursuant to and in accordance with the terms of the indenture governing such notes.
We may from time to time seek to retire outstanding debt through the exercise of optional redemption features or through open market transactions including but not limited to cash purchases, privately negotiated transactions or tender offers. Any future repurchases, if any, will depend on prevailing market conditions, our liquidity, and other factors. The amounts involved may be material.
As a result of our intended use of the net proceeds from this offering, certain of the underwriters and/or certain of their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the Notes are investment grade rated securities.

CAPITALIZATION
The following table sets forth cash and cash equivalents, indebtedness and capitalization for DXC on a consolidated basis as of September 30, 2025:
(1)	on an actual basis and
(2)	on an as adjusted basis to give effect to this offering and the currently anticipated application of the proceeds from this offering described in “Use of Proceeds.”
This table should be read in conjunction with, and is qualified in its entirety by reference to, our historical financial statements and the notes to those statements, together with management’s discussion and analysis of our financial condition and results of operations, incorporated by reference in this prospectus supplement.

	As of September 30, 2025(1)
(in millions)	Actual	As Adjusted for Offering Hereby
	(unaudited)
Cash and cash equivalents	$1,888	$
Short-term obligations:
1.750% Senior Notes due 2026(2)	$763	$
1.800% Senior Notes due 2026	699	699
Current maturities of long-term debt	43	43
Current maturities of finance lease liabilities	107	107
Total short-term debt and current maturities of long-term debt	1,612

Long-term obligations:
0.450% Senior Notes due 2027(2)	879	879
2.375% Senior Notes due 2028	647	647
0.950% Senior Notes due 2031(2)	701	701
% Notes offered hereby	—
Revolving credit facility	—	—
Finance lease liabilities	115	115
Borrowings for assets acquired under long-term financing	11	11
Other borrowings	17	17
Long-term debt, net of current maturities	2,370
Total debt	$3,982	$
Stockholders’ equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	7,360	7.360
Accumulated deficit	(3,162)	(3,162)
Accumulated other comprehensive loss	(881)	(881)
Treasury stock, at cost	(248)	(248)
Total stockholders’ equity	3,071	3,071
Non-controlling interests in subsidiaries	265	265
Total equity	$3,336	$3,336
Total capitalization	$7,318	$

(1)
The carrying amounts of the senior notes as of September 30, 2025 include the remaining principal outstanding of $3,700 million, net of total unamortized debt (discounts) and premiums, and deferred debt issuance costs of $11 million.

(2)
Reflects the U.S. dollar equivalent of the aggregate principal amount of the EUR Notes from euro using the exchange rate of €1.00=$1.1749 on September 30, 2025, as reported at 11:00 a.m. E.T. by Bloomberg.

DESCRIPTION OF THE NOTES
The following, along with the additional information contained under “Description of Debt Securities” in the accompanying prospectus, is a summary of the material provisions of the Indenture and the Notes. This description supplements the information under “Description of Debt Securities” in the accompanying prospectus and, to the extent it is inconsistent, replaces the description in the accompanying prospectus. If we use a term that is not defined in this prospectus supplement, you should refer to the definition that is provided in the accompanying prospectus. The descriptions in this prospectus supplement and the accompanying prospectus contain descriptions of certain terms of the Notes and the Indenture but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture that has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part, including the definitions of specified terms used in the Indenture, and to the Trust Indenture Act of 1939, as amended. We urge you to read the Indenture (including the forms of Notes) because it, and not this description, defines your rights as a holder of the Notes. For purposes of this description, references to the “Company,” “DXC,” “we,” “our” and “us” refer only to DXC Technology Company and not to its subsidiaries.
General
The Notes will constitute a single series of debt securities issued under an indenture, dated as of March 27, 2017 (the “Base Indenture”), between us and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by a tenth supplemental indenture thereto, to be dated as of     , 2025 (together with the Base Indenture, the “Indenture”), between us and the Trustee.
The Notes will be our direct, unconditional, unsecured and unsubordinated general obligations. The Notes will rank equally in right of payment with all of our other senior unsecured general obligations from time to time outstanding and senior in right of payment to any subordinated debt we may incur.
As of September 30, 2025, we and our subsidiaries had outstanding indebtedness of approximately $3.98 billion (including capital lease obligations). The Notes will be effectively subordinated to the obligations, including indebtedness, of our subsidiaries. As of September 30, 2025, after giving effect to this offering of the Notes and the use of proceeds therefrom, our subsidiaries would have had outstanding indebtedness of approximately $    billion (including capital lease obligations).
Principal, Maturity and Interest
The Notes offered hereby will be initially limited to an aggregate principal amount of $   . The Notes will mature on    , 20   (unless earlier redeemed).
Interest on the Notes will accrue at the rate of   % per annum. Interest will be payable semi-annually in arrears on     and     of each year, commencing on    , 2026, and at maturity (each, an “interest payment date”), to the holders of record of the Notes on the date that is 15 calendar days prior to the applicable interest payment date. Interest on the Notes will accrue from and including the date the Notes are issued or from and including the most recent interest payment date to, but excluding, the relevant interest payment date.
Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date, stated maturity date or earlier redemption date for the Notes falls on a day that is not a Business Day (as defined below), we will make the required payment of principal, premium, if any, and interest, if any, on the next succeeding Business Day, and no interest will accrue on the amount so payable for the intervening period.
“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to remain closed.
The Notes will be issued in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Issuance of Additional Notes
The Indenture does not limit the amount of other debt that we may incur. We may, at any time and from time to time, without the consent of the holders, increase the principal amount of the Notes by issuing additional notes in the future on the same terms and conditions, except for any differences in the issue date, issue price and interest accrued prior to the issue date of the additional notes, and, provided the additional notes are fungible with the outstanding Notes for U.S. federal income tax purposes, with the same CUSIP number as the Notes. The Notes offered by this prospectus supplement and any additional notes of such series would rank equally and ratably and would be treated as a single series for all purposes under the Indenture.
Trustee, Paying Agent and Registrar for the Notes
U.S. Bank Trust Company, National Association will initially act as trustee, paying agent and registrar for the Notes. We may change the paying agent or registrar without prior notice to the holders of the Notes, and we or any of our subsidiaries may act as paying agent or registrar.
Optional Redemption
Prior to the Par Call Date (as defined below), the Notes will be redeemable, in whole or in part, at our option, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of the following amounts:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the date of redemption (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus     basis points, less (b) interest accrued to the date of redemption; and

•	100% of the principal amount of such Notes to be redeemed;
plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
On or after the Par Call Date, the Notes will be redeemable, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the date of redemption.
For purposes of this section “Optional Redemption,” the following terms have the following meanings:
“Par Call Date” means    , 20   (the date that is     month(s) prior to the stated maturity date for the Notes).
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
We will send or cause to be sent a notice of any redemption at least 10 days but not more than 90 days before the redemption date to each holder of Notes to be redeemed. If we elect to partially redeem the Notes, the Notes to be redeemed will be selected according to DTC procedures. In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note.
Unless we default in payment of the redemption price and accrued and unpaid interest on the Notes to be redeemed, on and after the redemption date, interest will cease to accrue on such Notes or portions thereof called for redemption.
Mandatory Redemption or Sinking Fund
We are not required to make mandatory redemption or sinking fund payments with respect to the Notes.
Change of Control Triggering Event
If a Change of Control Triggering Event occurs, unless we have exercised our option to redeem the Notes as described above under “Optional Redemption,” we will be required to make an offer (a “Change of Control Offer”) to each holder of such Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes at a repurchase price, payable in cash, equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to, but excluding, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be sent to holders of the Notes, with a copy to the Trustee, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 10 days and no later than 90 days from the date such notice is delivered (the “Change of Control Payment Date”). The notice will, if delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, to the extent lawful:
•	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
•
deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all Notes properly tendered and not withdrawn under its offer, or (ii) we provide notice of an optional redemption of the Notes and there is not a default in payment of the redemption price.
We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, we will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such compliance.
For purposes of this Change of Control section, the following terms have the following meanings:
“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in a single transaction or a series of related transactions, of all or substantially all of DXC’s assets and the assets of its subsidiaries, taken as a whole, to one or more “persons” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than to DXC or one of its subsidiaries); (2) the consummation of any transaction (including, without limitation, any merger or consolidation) as a result of which any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of DXC, measured by voting power rather than number of shares; (3) DXC consolidates with, or merges with or into any person, or any person consolidates with, or merges with or into DXC, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of DXC or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of Voting Stock of DXC outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the liquidation or dissolution of DXC.
Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (i) (A) DXC becomes a direct or indirect wholly-owned subsidiary of a holding company and (B) the direct or indirect holders of DXC’s Voting Stock immediately prior to that transaction are the holders of more than 50% of the Voting Stock of such holding company, or (ii) DXC consolidates with, or merges with or into, any person that results in the surviving person remaining a public company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Fitch” means Fitch Ratings, Inc., and its successors.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s; BBB- (or the equivalent) by S&P; and BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any additional rating agency or Rating Agencies selected by DXC.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Rating Agencies” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of such Notes publicly available for reasons outside of the control of DXC, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by DXC as a replacement agency for Moody’s, S&P or Fitch, as the case may be.
“Rating Event” means the rating on the Notes is lowered by at least two of the three Rating Agencies and such Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day during the period (which period will be extended so long as the rating of such Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing on the earlier of the date of the first public occurrence of a Change of Control or the date of public notice of an agreement that, if consummated, would result in a Change of Control and ending 60 days following consummation of such Change of Control.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.
“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Certain Covenants
Except as set forth in this “Description of the Notes,” and in “Description of Debt Securities” in the accompanying prospectus, neither we nor any subsidiary of ours will be restricted by the indenture from incurring any type of indebtedness or other obligation, from paying dividends or making distribution on equity interests or purchasing equity interests. Additionally, the Indenture will not require the maintenance of any financial ratios or specified levels of net worth or liquidity.
Limitation on DXC’s Ability to Incur Liens
Other than as provided below under “DXC May Incur Permitted Liens and DXC May Enter into Permitted Sale/Lease-back Transactions,” neither DXC nor any of its Restricted Subsidiaries will create, incur, assume or suffer to exist any Lien on DXC’s property, to secure any Indebtedness of DXC or a Restricted Subsidiary, without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:
•
Liens existing as of the issue date of the Notes; and any extension, renewal or replacement (or successive extensions, renewals or replacements) of any such Lien; provided that no such extension, renewal or replacement will extend to or cover any property other than the property covered by such existing Lien;

•	Liens on property existing at the time DXC or any of its Restricted Subsidiaries acquires such property, provided that such Liens:
(i)	are not incurred in connection with, or in contemplation of the acquisition of the property acquired; and
(ii)	do not extend to or cover any of DXC’s property or any of its Restricted Subsidiaries’ property other than the property so acquired;
•
Liens on any property of a corporation or other entity existing at the time such corporation or entity becomes DXC’s Restricted Subsidiary or is merged into or consolidated with DXC or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of such corporation or entity as an entirety or substantially as an entirety to DXC or a Restricted Subsidiary, provided that such Liens:

(i)
are not incurred in connection with or in contemplation of such corporation or entity becoming a Restricted Subsidiary or merging or consolidating with DXC or a Restricted Subsidiary or are not incurred in connection with or in contemplation of the sale, lease or other disposition of the properties of such corporation or other entity; and

(ii)	do not extend to or cover any of DXC’s property or any of its Restricted Subsidiaries’ property other than the property of such corporation or other entity;
•
Purchase money Liens upon or in any real or personal property (including fixtures and other equipment) that DXC or any of its Restricted Subsidiaries hold or have acquired to secure the purchase price of such property or to secure Indebtedness incurred solely to finance or refinance the acquisition or improvement of such property and incurred within 270 days after completion of such acquisition or improvement;

•	Liens to secure Indebtedness owing to DXC or to a Restricted Subsidiary;
•
Liens for taxes, assessments or other governmental charges not yet due or payable or not overdue for a period of more than 60 days or that are being contested by DXC or a Restricted Subsidiary, and for which DXC maintains adequate reserves in accordance with GAAP, and attachment, judgment and other similar Liens arising in connection with legal proceedings, provided that any such judgment does not constitute an event of default;

•
Liens in favor of the United States to secure amounts paid to DXC or any of its Restricted Subsidiaries as advance or progress payments under government contracts entered into by it so long as such Liens cover only (x) special bank accounts into which only such advance or progress payments are deposited and (y) supplies covered by such government contracts and material and other property acquired for or allocated to the performance of such government contracts;

•	Liens incurred in connection with an asset acquisition or a project financed with a non-recourse obligation;
•
Liens in favor of suppliers, producers, operators, workmen, materialmen, mechanics, workmen or repairmen, landlord’s Liens for rent or other similar Liens arising, in each case, in the ordinary course of business in respect of obligations which are not overdue or which are being contested by DXC or any Restricted Subsidiary in good faith and by appropriate proceedings;

•
Liens consisting of zoning restrictions, licenses, easements, covenants, rights-of-way, utility easements, building restrictions and similar encumbrances and restrictions on the use of real property and minor irregularities that do not materially impair the use of the real property;

•
Liens arising under leases or subleases of real or personal property that do not, individually or in the aggregate, materially detract from the value of such real or personal property or materially interfere with the ordinary conduct of the business conducted at such real property or with respect to such personal property;

•	Liens arising under licenses or sublicenses of intellectual property granted in the ordinary course of business;
•	Liens arising by reason of deposits with, or giving any form of security to, any governmental agency or any body created or approved by law or government regulation;
•
Liens created by or resulting from any litigation or other proceeding that is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against DXC or any Restricted Subsidiary with respect to which DXC or any of its Restricted Subsidiaries is in good faith prosecuting an appeal or proceedings for review for which the time to make an appeal has not yet expired, and Liens relating to final unappealable judgments that are satisfied within 60 days of the date of judgment or Liens incurred by DXC or any Restricted Subsidiary for the purposes of obtaining a stay or discharge in the course of any litigation proceeding to which DXC or any of its Restricted Subsidiaries is a party;

•	Liens on deposits securing obligations under cash pooling and multi-currency notional pooling programs;
•	Liens relating to hedging and similar arrangements entered into in the ordinary course of business, including without limitation interest rate or foreign currency hedging arrangements;
•
Liens incurred or deposits made by DXC or its Restricted Subsidiaries in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security benefits, taxes, assessments, statutory obligations or other similar charges, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds or other similar obligations (exclusive of obligations for the payment of borrowed money);

•
Liens on account receivables or related assets resulting from the sale of such account receivables or such related assets, or Liens arising in connection with or related to any securitization financings, factoring arrangements or assignments thereof that may be entered into by DXC or any Restricted Subsidiary;

•	Liens, pledges or deposits made in the ordinary course of banking arrangements in connection with any netting or set-off arrangements for the purpose of netting debit and credit balances;
•
Liens on property incurred in sale and lease-back transactions permitted under the covenant described below under the caption “Limitation on DXC’s Ability to Enter Into Sale and Lease-Back Transactions”; and

•
Liens constituting any extension, renewal or replacement of any Liens listed above to the extent the principal amount of the Indebtedness secured by such Lien is not increased (except to the extent of any premiums, fees or other costs associated with any such extension, renewal or replacement) and the property encumbered by any such Lien is the same as or substantially similar in nature to the property encumbered by the Lien being extended, renewed or replaced.

Limitation on DXC’s Ability to Enter Into Sale and Lease-Back Transactions
Other than as provided below under “DXC May Incur Permitted Liens and DXC May Enter into Permitted Sale/Lease-back Transactions,” neither DXC nor any of its Restricted Subsidiaries will enter into any sale and lease-back transaction with a term longer than three years, unless:
•	such transaction was entered into prior to the issue date of the Notes;
•	such transaction was for the sale and leasing back to DXC of any property by one of its Restricted Subsidiaries;
•
DXC would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such sale and lease-back transaction without equally and ratably securing the Notes pursuant to the first paragraph of “Limitation on DXC’s Ability to Incur Liens” above; or

•
DXC applies an amount equal to the fair value of the property sold to the purchase of property or to the retirement of its long-term Indebtedness (including the Notes) within 365 days of the effective date of any such sale and lease-back transaction.

DXC May Incur Permitted Liens and DXC May Enter into Permitted Sale/Lease-back Transactions
Notwithstanding the restrictions set forth above under “Limitation on DXC’s Ability to Incur Liens” and “Limitation on DXC’s Ability to Enter into Sale/Lease-back Transactions,” DXC or any of its Restricted Subsidiaries may create, incur, assume or suffer to exist any Lien or enter into any sale and lease-back transaction not otherwise permitted as described above; provided that, at the time of such event, and after giving effect to that event, the aggregate amount of all Indebtedness secured by Liens permitted by this paragraph (excluding the Liens permitted pursuant to the bullet points under “Limitation on DXC’s Ability to Incur Liens” above) and the aggregate amount of all Attributable Debt in respect of sale and lease-back transaction permitted by this paragraph (excluding the sale and lease-back transaction permitted under “Limitation on DXC’s Ability to Enter into Sale/Lease-back Transactions” above), measured, in each case, at the time any such Lien is incurred or any such sale and lease-back transaction is entered into, by DXC or any Restricted Subsidiary does not exceed 20% of DXC’s Consolidated Net Tangible Assets.
For purposes of this section “DXC May Incur Permitted Liens and DXC May Enter into Permitted Sale/Lease-back Transactions,” the following terms have the following meanings:
“Attributable Debt” with respect to any sale and lease-back transaction means the present value of the minimum rental payments called for during the term of the lease (including any period for which such lease has been extended), determined in accordance with GAAP, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets.
“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of DXC’s assets and the assets of its subsidiaries (in each case, less applicable reserves and other properly deductible items) after deducting from such amount:
•	all current liabilities other than (1) notes and loans payable, (2) current maturities of long-term debt and (3) current maturities of capital lease obligations, and
•	intangible assets, to the extent included in such aggregate assets, all as set forth on DXC’s then most recent consolidated balance sheet and computed in accordance with GAAP.

Certain Definitions
As used in this “Description of the Notes”, the following terms have the meanings set forth below.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of the indenture.
“Indebtedness” of any specified person means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or obligations under capital leases, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such person in accordance with GAAP (but does not include contingent liabilities which appear only in a footnote to a balance sheet); provided that Indebtedness shall exclude (i) Indebtedness that is required to be converted at, or prior to, maturity into equity securities of DXC, and (ii) advances and overdrafts in respect of cash pooling and multi-currency notional pooling programs.
“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).
“Restricted Subsidiary” means any Subsidiary (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States, or (b) which holds more than 5.0% of DXC’s Consolidated Net Tangible Assets; except for any Subsidiary primarily engaged in financing receivables or in the finance business.
“Subsidiary” of any specified person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person or a combination thereof.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the Notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the Notes.
This discussion is limited to holders who hold the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to persons purchasing the Notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the Notes is sold to the public for cash). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and any alternative minimum tax. This summary does not address holders who have their 1.750% Senior Notes due 2026 repurchased substantially concurrently with the offering. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	persons holding the Notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	real estate investment trusts or regulated investment companies;
•	brokers, dealers or traders in securities;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations or governmental organizations;
•	persons deemed to sell the Notes under the constructive sale provisions of the Code; and
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Notes being taken into account in an applicable financial statement.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding the Notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Considerations Applicable to U.S. Holders
Definition of a U.S. Holder
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a Note that, for U.S. federal income tax purposes, is or is treated as:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Payments of Stated Interest on the Notes
Stated interest on a Note generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.
Original Issue Discount
It is expected that the Notes will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes. However, the Notes will be treated as issued with OID if the stated redemption price at maturity of the Notes exceeds their issue price (as described above) by an amount equal to or greater than a statutorily defined de minimis amount. Generally, de minimis OID is equal to 0.0025 of the stated redemption price at maturity of the Notes multiplied by the number of complete years to maturity. In the event the Notes are issued with OID, U.S. Holders will generally be required to include such OID in gross income (as ordinary income) for U.S. federal income tax purposes on an annual basis under a constant yield accrual method regardless of the U.S. Holder’s regular method of tax accounting. As a result, U.S. Holders will generally include any OID in income in advance of the receipt of cash attributable to such income.
In the event that the Notes are issued with OID, the amount of OID includible in income by a U.S. Holder is the sum of the “daily portions” of OID with respect to a Note for each day during the taxable year or portion thereof in which such U.S. Holder holds such Note (“accrued OID”). A daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID that accrued in such period. The “accrual period” of a Note may be of any length up to one year and may vary in length over the term of the Note, provided that each scheduled payment of principal or stated interest occurs either on the first or last day of an accrual period. The amount of OID that accrues with respect to any accrual period is the excess of (i) the product of the Note’s “adjusted issue price” at the beginning of such accrual period and its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of such period, over (ii) the amount of stated interest allocable to such accrual period. OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a Note at the start of any accrual period is generally equal to its issue price, increased by the accrued OID for each prior accrual period. Under these rules, a U.S. Holder will have to include in income increasingly greater amounts of OID in successive accrual periods.
A U.S. Holder may elect, subject to certain limitations, to include in gross income all interest on a Note as OID and calculate the amount includible in gross income on a constant yield basis as described above. For purposes of this election, interest includes stated interest and OID (including de minimis OID). This election is made for the taxable year in which the U.S. Holder acquired the Note and may not be revoked without the consent of the IRS. A U.S. Holder should consult its tax advisors about this election.
Sale or Other Taxable Disposition
A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Note. The amount of such gain or loss will generally equal the difference between the amount received for the Note in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid stated interest, which will be taxable as interest to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be equal to the amount a U.S. Holder paid for the Note, increased by OID (if any) previously included in income with respect to the Note. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
A U.S. Holder may be subject to information reporting and backup withholding when such holder receives payments on a Note (including with respect to any accrued OID) or receives proceeds from the sale or other taxable disposition of a Note (including a redemption or retirement of a Note). Certain U.S. Holders are exempt from information reporting and backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:
•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;
•	the holder furnishes an incorrect taxpayer identification number;
•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or
•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Considerations Applicable to Non-U.S. Holders
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of a Note that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Payments of Interest
Subject to the discussion below regarding backup withholding and FATCA (as defined below), payments of interest, including any accrued OID, on a Note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:
•	the Non-U.S. Holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;
•	the Non-U.S. Holder is not a “controlled foreign corporation” (as defined in the Code) related to us through actual or constructive stock ownership; and
•
either the Non-U.S. Holder certifies in a statement provided to the applicable withholding agent, under penalties of perjury, (1) that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Note on behalf of the Non-U.S. Holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement under penalties of perjury that such holder is not a United States person and provides a copy of such statement to the applicable withholding agent; or (3) the Non-U.S. Holder holds its Note directly through a “qualified intermediary” (within the meaning of applicable Treasury Regulations) and certain conditions are satisfied.
If a Non-U.S. Holder does not satisfy the requirements above, such Non-U.S. Holder may be entitled to a reduction in or an exemption from withholding on such interest (including any accrued OID) as a result of an applicable tax treaty. To claim such entitlement, the Non-U.S. Holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the Non-U.S. Holder resides or is established.
If interest, including any accrued OID, paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such interest is attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest, including any accrued OID, paid on a Note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.
Any such effectively connected interest (including any accrued OID) generally will be subject to U.S. federal income tax at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest (including any accrued OID), as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest, including the payment of any accrued OID, and must be updated periodically. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a Note (such amount excludes any amount allocable to accrued and unpaid interest, including any accrued OID, which generally will be treated as interest and may be subject to the rules discussed above under “—Payments of Interest”) unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Non-U.S. Holders described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain from the sale or other taxable disposition of a Note, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding
Payments of interest, including any accrued OID, to a Non-U.S. Holder generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder certifies its non-U.S. status as described above under “—Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest, including any accrued OID, paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a Note (including a retirement or redemption of the Note) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of a Note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on payments of interest on (including any accrued OID), or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, a Note paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless, as applicable, (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest on a Note (including any accrued OID). While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of a Note, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the Notes.

UNDERWRITING
Subject to the terms and conditions stated in the underwriting agreement between us and J.P. Morgan Securities LLC, Mizuho Securities USA LLC and MUFG Securities Americas Inc., as representatives of the underwriters named below (the “Representatives”), each of the underwriters has severally, and not jointly, agreed to purchase, and we have agreed to sell to each underwriter, the aggregate principal amount of Notes set forth opposite such underwriter’s name below.

Underwriters	Principal amount of Notes
J.P. Morgan Securities LLC	$
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
BofA Securities, Inc.
Citigroup Global Markets Inc.
Lloyds Securities Inc.
Total	$

The underwriters initially propose to offer the Notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the Notes to selected dealers at the public offering price minus a concession of up to   % of the principal amount of the Notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to   % of the principal amount of the Notes to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell Notes through certain of their affiliates. The offering of the Notes by the underwriters is subject to receipt and acceptance of the Notes and subject to the underwriters’ right to reject any order in whole or in part.
We have agreed that, during the period commencing on the date of this prospectus supplement and ending on the date that the Notes are delivered by the underwriters to purchasers, we will not, without the prior written consent of the Representatives (which consent may be withheld at their sole discretion), directly or indirectly, sell, offer or contract to sell, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any of our debt securities that are similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by the underwriting agreement with respect to the Notes or commercial paper issued in the ordinary course of business). The Representatives, in their sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.
The underwriters will receive an underwriting discount of   % per Note in connection with this offering. We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $  .
The Notes are a new issue of securities with no established trading market. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We do not intend to apply for listing of the Notes on any securities exchange or for the inclusion of the Notes in any automated quotation system. We cannot assure the liquidity of the trading market for the Notes. If an active trading market for the Notes does not develop, the market price and liquidity of such Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Extended Settlement
We expect that delivery of the Notes will be made against payment thereof on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the     business day following the pricing of the Notes (such settlement cycle being herein referred to as “T+  ”). Under

Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the date that is one business day preceding the settlement date will be required, by virtue of the fact that the Notes initially will settle T+  , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes during such period should consult their own advisors.
Short Positions
In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market prices of the Notes or preventing or retarding a decline in the market prices of the Notes. As a result, the prices of the Notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.
In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect any offers or sales of any Notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with the applicable U.S. securities laws and regulations.
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters or their affiliates are agents and lenders under our outstanding indebtedness, including our revolving credit facility.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
As a result of our intended use of the net proceeds from this offering, certain of the underwriters and/or certain of their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering as the Notes are investment grade rated securities.
Selling Restrictions
The Notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any Notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Sales of the Notes in the United States by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).
Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”).
Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Hong Kong
The Notes may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of

Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in this prospectus supplement and the accompanying prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. None of the underwriters or the Company has issued or had in its possession for the purposes of issue, and none of the underwriters or the Company will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Notice to Prospective Investors in Korea
The Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in the Republic of Korea (“Korea”) or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the Notes may not be resold to Korean residents unless the purchaser of the Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Notes.
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

LEGAL MATTERS
Various legal matters will be passed upon for us by Latham & Watkins LLP, District of Columbia, as to matters of U.S. federal and New York state law, and Woodburn and Wedge, Reno, Nevada, as to matters of Nevada state law. Various matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York, as to matters of U.S. federal and New York state law.
EXPERTS
The consolidated financial statements of DXC Technology Company as of March 31, 2025 and 2024, and for each of the three years in the period ended March 31, 2025, incorporated by reference in this Prospectus by reference to DXC Technology Company’s annual report on Form 10-K for the year ended March 31, 2025 and the effectiveness of DXC Technology Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the website maintained by the SEC at http://www.sec.gov.
THIS PROSPECTUS SUPPLEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, IN THE ACCOMPANYING PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.
We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except to the extent superseded by information contained in this prospectus supplement or by information contained in documents filed with the SEC after the date of this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. These documents contain important information about us and our financial condition.
•	Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on May 15, 2025;
•
Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 5, 2025 (but only the information set forth therein that is incorporated by reference into Part III of DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025);

•
Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the SEC on August 1, 2025 and for the quarter ended September 30, 2025, filed with the SEC on October 31, 2025; and

•	Current Reports on Form 8-K filed with the SEC on May 14, 2025 (Item 5.02), July 8, 2025 and July 24, 2025 (Item 5.07).
We also incorporate by reference any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and the date all of the securities offered by this prospectus supplement are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 and Item 7.01 of Form 8-K, which is not deemed filed and which is not incorporated by reference in this prospectus supplement. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents.
We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any and all of the documents which are incorporated by reference in the registration statement of which this prospectus supplement and the accompanying prospectus are a part but not delivered with this prospectus supplement (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:
Investor Relations Department
DXC Technology Company
20408 Bashan Drive
Suite 231
Ashburn, Virginia 20147
(703) 972-7000.

PROSPECTUS

DXC Technology Company

Common Stock
Preferred Stock
Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units
We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the New York Stock Exchange under the symbol “DXC.” On November 1, 2023, the last reported sale price of our common stock on the New York Stock Exchange was $20.29 per share.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 1, 2023

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any applicable free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “DXC,” “we,” “our,” “us” and the “Company” in this prospectus, we mean DXC Technology Company and its consolidated subsidiaries, unless otherwise specified. References to “securities” include any security that we might sell under this prospectus or any prospectus supplement. When we refer to “you,” we mean the potential holders of the applicable series of securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
All statements and assumptions contained in this prospectus and in the documents incorporated by reference herein that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” Forward-looking statements often include words such as “anticipates,” “believes,” “estimates,” “expects,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target,” and “will” and words and terms of similar substance in discussions of future operating or financial performance. These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved.
Forward-looking statements include, among other things, statements with respect to our future financial condition, results of operations, cash flows, business strategies, operating efficiencies or synergies, divestitures, competitive position, growth opportunities, share repurchases, dividend payments, plans and objectives of management and other matters. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control.
Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to:
•	our inability to succeed in our strategic objectives;
•
the risk of liability or damage to our reputation resulting from security incidents, including breaches, and cyber-attacks to our systems and networks and those of our business partners, insider threats, disclosure of sensitive data or failure to comply with data protection laws and regulations in a rapidly evolving regulatory environment; in each case, whether deliberate or accidental;

•	our inability to develop and expand our service offerings to address emerging business demands and technological trends, including our inability to sell differentiated services amongst our offerings;
•
our inability to compete in certain markets and expand our capacity in certain offshore locations and risks associated with such offshore locations, such as the on-going conflict between Russia and Ukraine;

•	failure to maintain our credit rating and ability to manage working capital, refinance and raise additional capital for future needs;
•	public health crises such as the COVID-19 pandemic;
•	our indebtedness;
•	the competitive pressures faced by our business;
•	our inability to accurately estimate the cost of services, and the completion timeline of contracts;
•	execution risks by us and our suppliers, customers, and partners;
•	the risks associated with climate change and natural disasters;
•	increased scrutiny of, and evolving expectations for, sustainability and environmental, social and governance (“ESG”) initiatives;
•	our inability to retain and hire key personnel and maintain relationships with key partners;
•
the risks associated with prolonged periods of inflation or current macroeconomic conditions, including the current decline in economic growth rates in the United States and in other countries, the possibility of reduced spending by customers in the areas we serve, the success of our cost-takeout efforts, continuing unfavorable foreign exchange rate movements, and our ability to close new deals in the event of an economic slowdown;

•	the risks associated with our international operations, such as risks related to currency exchange rates;
•	our inability to comply with existing and new laws and regulations, including social and environmental responsibility regulations, policies and provisions, as well as customer and investor demands;
•	our inability to achieve the expected benefits of our restructuring plans;

•	inadvertent infringement of third-party intellectual property rights or our inability to protect our own intellectual property assets;
•	our inability to procure third-party licenses required for the operation of our products and service offerings;
•	risks associated with disruption of our supply chain;
•	our inability to maintain effective disclosure controls and internal control over financial reporting;
•	potential losses due to asset impairment charges;
•	our inability to pay dividends or repurchase shares of our common stock;
•	pending investigations, claims and disputes and any adverse impact on our profitability and liquidity;
•	disruptions in the credit markets, including disruptions that reduce our customers’ access to credit and increase the costs to our customers of obtaining credit;
•	counterparty default risk in our hedging program;
•	our failure to bid on projects effectively;
•	financial difficulties of our customers and our inability to collect receivables;
•	our inability to maintain and grow our customer relationships over time and to comply with customer contracts or government contracting regulations or requirements;
•	our inability to succeed in our strategic transactions;
•	changes in tax rates, tax laws, and the timing and outcome of tax examinations;
•
risks following the merger of Computer Sciences Corporation and Enterprise Services business of Hewlett Packard Enterprise Company’s (“HPES”) businesses, including anticipated tax treatment, unforeseen liabilities and future capital expenditures;

•
risks following the spin-off of our former U.S. Public Sector business and its related mergers with Vencore Holding Corp. and KeyPoint Government Solutions in June 2018 to form Perspecta Inc., which was acquired by Peraton in May 2021; and

•	the other factors described under the caption “Risk Factors” in this prospectus and incorporated by reference into this prospectus and any prospectus supplement.
No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.dxc.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference herein modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•	our Annual Report on Form 10-K for the year ended March 31, 2023, filed with the SEC on May 19, 2023;
•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 12, 2023 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended March 31, 2023);

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 3, 2023;
•	our Current Reports on Form 8-K filed with the SEC on April 7, 2023, May 18, 2023 (Item 5.02 only) and July 26, 2023; and
•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 15, 2017, including any amendment or report filed for the purpose of updating that description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
DXC Technology Company
Investor Relations Department
20408 Bashan Drive, Suite 231
Ashburn, Virginia 20147
(703) 972-7000
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
DXC is a global IT services market leader. We provide mission-critical IT services that transform global businesses. We deliver excellence for our customers and colleagues around the world.
Our more than 130,000 people in approximately 70 countries are entrusted by our customers, who represent approximately half of today’s Fortune 500 companies. We operate through two segments: Global Business Services and Global Infrastructure Services, to provide solutions across our six differentiated offerings that modernize operations and drive innovation across our customers’ entire IT estate.
DXC is incorporated in the State of Nevada and was formed on April 1, 2017 as a result of the HPES merger. Our principal executive offices, including our global headquarters, are located at 20408 Bashan Drive, Suite 231 Ashburn, Virginia 20147 and our telephone number at that address is (703) 972-7000.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file after the date of this prospectus, all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Statements Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
Risks Related to Securities
We cannot assure you that active trading markets will develop for any securities.
Unless otherwise indicated in the applicable prospectus supplement, each series of securities will be a new issue of securities with no established trading market, and we do not intend to apply for a listing of any securities on any national securities exchange or any automated dealer quotation system. There may be little or no secondary market for any securities. Even if a secondary market for a series of securities develops, it may not provide significant liquidity, and transaction costs in any secondary market could be high. As a result, the difference between bid and asked prices in any secondary market could be substantial. Any applicable underwriters will not be obligated to make a market in any securities after the applicable offering is completed and may discontinue market-making with respect to the applicable series of securities without notice. In addition, the liquidity of the trading market in the securities, and the market prices quoted for the applicable securities, may be adversely affected by changes in the overall market for the applicable type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, there can be no assurance that an active trading market will develop or continue for any series of securities.
Our ability to service our debt and other obligations is dependent upon our subsidiaries.
We are a holding company with no direct operations and are wholly dependent on the cash flow of our subsidiaries and dividends and distributions to us from our subsidiaries in order to service our current indebtedness, including payment of principal, premium, if any, and interest on any of our indebtedness, and any of our future obligations, and to declare and pay dividends. Our subsidiaries and special purpose finance vehicles are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any amounts due pursuant to any of our indebtedness or other obligations or to make any funds available therefor. The ability of our subsidiaries to pay any dividends and distributions will be subject to, among other things, the terms of any debt instruments of those subsidiaries then in effect and applicable law. There can be no assurance that our subsidiaries will generate cash flow sufficient to pay dividends or distributions to us to enable us to pay principal, premium, if any, or interest on our existing indebtedness or other obligations or on any securities when due.
Any adverse rating of securities may cause their trading prices to fall.
We may seek ratings on securities. Ratings only reflect the views of the issuing rating agency or agencies and such ratings could at any time be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency. Further, a rating is not a recommendation to purchase, sell or hold any particular security, including any series of securities. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any rating of any series of securities may not reflect all risks related to us and our business, or the structure or market value of such series of securities. The rating agencies evaluate our industry as a whole and may change their credit rating for us and our securities based on their overall view of our industry. A future downgrade or withdrawal, or the announcement of a possible downgrade or withdrawal, in the ratings assigned to any series of securities, us or our other securities, or any perceived decrease in our creditworthiness, could cause the trading price of the securities to decline significantly.
Unless otherwise described in the applicable prospectus supplement, our management will have broad discretion to determine how to use the funds raised in an offering of securities and may use them in ways that may not enhance our results of operations.
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement, which may include uses for general corporate purposes. In such a case, our management will have significant discretion as to the use of the net proceeds to us from the sale of the securities and could spend the proceeds in ways that do not improve our results of operations.
Risks Related to Common Stock
You may experience significant dilution as a result of any additional issuances of our common stock, which could harm our stock price.
Our articles of incorporation (our “Charter”) permits our board of directors to authorize without stockholder approval the issuance of additional shares of common stock or securities convertible or exchangeable into common stock. We actively monitor the markets for our common stock. We may, from time to time and at any time, seek to offer and sell common stock, through the sales agents as our exclusive sales agents in the offering described herein, or otherwise, if and when, in our judgment, the terms and conditions for any such offer and sale are favorable to us in light of all of the surrounding facts and circumstances. We may also consider issuing additional securities that are convertible or exchangeable for, or that represent the right to receive, common stock. In addition, we will issue shares of common stock pursuant to existing and future employee benefit plans. The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market, and you may experience significant dilution as a result of any such additional issuances.
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities, or the perception of that such sales may occur, would have on the market price of our common stock.
Risks Related to Preferred Stock
Any preferred stock offered hereby will be equity and will be subordinate to our existing and future indebtedness.
Any shares of preferred stock offered hereby will be equity interests and will not constitute indebtedness of our Company or any of our subsidiaries. As a result, any preferred stock will rank junior to all of our and our subsidiaries’ existing and future indebtedness and other non-equity claims with respect to assets available to satisfy claims against us, including claims in the event of our liquidation. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient funds to pay amounts due on any or all of a series of preferred stock then outstanding.
We currently have a substantial amount of outstanding indebtedness, the payment of principal and interest on which reduces the cash available for payment of dividends on our capital stock, including any series of preferred stock offered hereby. The terms of a series of preferred stock will not restrict our business or operations, nor will they restrict our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights of the series of preferred stock described in the applicable prospectus supplement.
A series of preferred stock offered hereby may be junior to other preferred stock we have issued or may issue in the future.
A series of preferred stock will be junior as to payment of dividends to any series of our preferred stock that may be issued (with the requisite vote or consent of the holders of the applicable series of preferred stock and all other series of parity stock that we have issued or may issue with like voting rights, voting together as a single class) in the future that is expressly stated to be senior to the applicable series of preferred stock as to payment of dividends and the distribution of assets upon liquidation or winding up of our Company. If at any time we have failed to pay, on the applicable payment date, accrued dividends on any series of preferred stock, we may not pay any dividends on the applicable series of preferred stock or redeem or otherwise repurchase any shares of such series of preferred stock until we have paid or set aside for payment the full amount of the unpaid dividends on all shares of preferred stock. In addition, in the event of any liquidation or winding up of our Company, holders of a series of preferred stock will not be entitled to receive the liquidation preference of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation or winding up.
Dividends on a series of preferred stock will be discretionary and subject to restrictions.
Although dividends on a series of preferred stock may be cumulative, such dividends will be discretionary. As a Nevada corporation, we are also subject to restrictions on payments of dividends, and any redemption price must be paid out of lawfully available funds. Consequently, if our board of directors (or a duly authorized committee of our board of directors) does not authorize and declare a dividend for any dividend period, holders of a series of preferred stock will not be entitled to receive any such dividend on the relevant dividend payment date. Though each unpaid dividend may accumulate, no interest will accrue on any such accumulated and unpaid dividend. In addition, we may become subject to contractual restrictions on our ability to pay dividends in the future, whether under indebtedness or otherwise.
If we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on a series of preferred stock.
If dividends are not paid in full upon a series of preferred stock or any other class or series of our capital stock we have issued or may issue that has dividend rights on parity with such series of preferred stock (whether such dividends are cumulative or non-cumulative), all dividends declared upon such series of preferred stock and such dividend parity securities, if any, on such dividend payment date will be declared pro rata in proportion to the respective amount of all accumulated, if applicable, but unpaid dividends on such series of preferred stock and all parity stock payable on such dividend payment date. Therefore, if we are not paying full dividends on any outstanding parity securities, we will not be able to pay full dividends on the applicable series of preferred stock.
We may issue additional shares of a series of preferred stock and any additional class or series of our capital stock that ranks on parity with such series of preferred stock as to dividend rights, rights upon liquidation or voting rights.
We will be able to issue additional shares of a series of preferred stock and any additional class or series of our capital stock that ranks equally to such series of preferred stock as to dividend payments and rights upon our liquidation or winding up of our affairs pursuant to our Charter and the certificate of designation relating to such series of preferred stock without the vote or consent of the holders of such series of preferred stock. The issuance of additional shares of a series of preferred stock or any additional class or series of our capital stock could have the effect of reducing the amounts available to such series of preferred stock upon our liquidation or the winding up of our affairs. It also may reduce dividend payments on such series of preferred stock if we do not have sufficient funds to pay dividends on all shares of preferred stock outstanding and other classes or series of capital stock with equal priority with respect to dividends.
Although holders of a series of preferred stock will be entitled to limited voting rights, as described in the applicable prospectus supplement, with respect to the circumstances under which the holders of such series of preferred stock will be entitled to vote, each series of preferred stock is expected to vote together as a single class along with all other series of our preferred stock that we have issued or may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of a series of preferred stock may be significantly diluted, and the holders of such other series of preferred stock that we have issued or may issue may be able to control or significantly influence the outcome of any vote.

A series of preferred stock may represent a perpetual equity investment in us, in which case we would not be obligated to redeem such series of preferred stock on or after the date it becomes redeemable at our option.
A series of preferred stock may be a perpetual equity security. This means that it will have no maturity or mandatory redemption date and will not be redeemable at the option of the holders. As a result, holders of such preferred stock may be required to bear the financial risks of an investment in such preferred stock for an indefinite period of time.
Any decision we may make at any time to propose a redemption of any series of preferred stock will depend upon, among other things, our evaluation of our capital position, the composition of our shareholders’ equity and general market conditions at that time. In addition, the instruments governing our outstanding indebtedness or any capital stock expressly stated to be senior to such series of preferred stock may limit our ability to redeem such series of preferred stock. If we redeem a series of preferred stock for any reason, you may not be able to reinvest the redemption proceeds you receive in a similar security.
As a holder of preferred stock, you will have limited voting rights.
Except as may be set forth in a certificate of designation creating a particular series of preferred stock, holders of preferred stock will have no voting rights with respect to matters that generally require the approval of voting shareholders. Holders of a series of preferred stock will have the right to vote only with respect to authorizing classes or series of capital stock senior to such series of preferred stock and with respect to certain fundamental changes in the terms of such series of preferred stock and as otherwise expressly required by Nevada law.
Risks Related to our Debt Securities
Our indebtedness may adversely affect our business, financial condition and results of operations, as well as our ability to meet our payment obligations under the debt securities offered hereby and our other debt.
We currently have and expect to continue to have a significant amount of debt and debt service requirements. This level of debt could have significant consequences on our future operations, including:
•	making it more difficult for us to satisfy our debt obligations, including under the debt securities offered hereby, and other ongoing business obligations, which may result in defaults;
•
experiencing events of default if we fail to comply with the financial and other covenants contained in the agreements governing our debt instruments, which could result in all of our debt becoming immediately due and payable or require us to negotiate an amendment to financial or other covenants that could cause us to incur additional fees and expenses;

•
subjecting us to the risk of increased sensitivity to interest rate increases in our outstanding indebtedness that bears interest at variable rates and could cause our debt service obligations to increase significantly;

•	increasing the risk of a future credit ratings downgrade of our debt, which could increase future debt costs and limit the future availability of debt financing;
•
reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes, and limiting our ability to obtain additional financing for these purposes;

•	limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industries in which we operate, and the overall economy;
•	placing us at a competitive disadvantage compared to any of our competitors that have less debt or are less leveraged; and
•	increasing our vulnerability to the impact of adverse economic and industry conditions.
Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors as well as other factors that are beyond our control. There can be no assurance that our business will generate sufficient cash flow from operations, or that current or future borrowings will be sufficient to meet our current debt obligations under the debt securities and our other debt and to fund other liquidity needs.
Despite our current indebtedness levels, we may be able to incur substantially more debt. This could exacerbate further the risks associated with our leverage.
We may incur substantial additional indebtedness for many reasons, including to fund acquisitions. The terms of the Indenture (as defined below) generally will not restrict us from doing so. Although the Indenture places some limitations on our ability and the ability of certain of our subsidiaries to create liens securing indebtedness, there are significant exceptions to these limitations that will allow us and our subsidiaries to secure significant amounts of indebtedness without equally and ratably securing some or all series of debt securities offered hereby. If we or our subsidiaries incur secured indebtedness and such secured indebtedness is either accelerated or becomes subject to a bankruptcy, liquidation or reorganization, our and our subsidiaries’ assets would be used to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on the debt securities that are not similarly secured. Subject to certain limitations, the Indenture also does not restrict our subsidiaries, including without limitation all of our non-U.S. subsidiaries, from incurring additional debt, which would be structurally senior to the debt securities. In addition, the Indenture does not prevent us or our subsidiaries from incurring other liabilities that do not constitute indebtedness. If new debt or other liabilities are added to our current debt levels, the related risks that we now face could intensify.
The Indenture contains negative covenants that may have a limited effect.
Unless otherwise stated in the applicable prospectus supplement, the Indenture contains limited covenants that will restrict our ability and ability of certain of our subsidiaries to create certain liens, enter into certain sale and lease-back transactions and consolidate or merge with or into, or sell our consolidated assets substantially as an entirety to, another person. These limited covenants contain exceptions that will allow us and our subsidiaries to incur liens with respect to material assets. In light of these exceptions, holders of the debt securities may be structurally or contractually subordinated to a substantial amount of new debt. Additionally, the covenants in the Indenture will not limit the ability of us and our subsidiaries to, among other things, incur unsecured debt, pay dividends, repurchase stock, make investments, dispose of assets not constituting our consolidated assets substantially as an entirety or enter into transactions with our affiliates.
None of our subsidiaries will be guarantors of any debt securities, and therefore any debt securities will be structurally subordinated to the liabilities of our subsidiaries.
Unless otherwise stated in the applicable prospectus supplement, none of our subsidiaries will guarantee our debt securities offered hereby, and therefore such debt securities will rank effectively junior to any liabilities of our subsidiaries. Except to the extent that we are recognized as a creditor of such subsidiary, in the event of a foreclosure, dissolution, winding-up, liquidation, reorganization, insolvency, bankruptcy or similar proceeding of any of our subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest in the assets of those subsidiaries and would be subordinate to any indebtedness of those subsidiaries senior to that held by us.
Although debt securities offered hereby will be referred to as “senior notes,” such debt securities will be effectively subordinated to the rights of our existing and future secured creditors.
Unless otherwise indicated in the applicable prospectus supplement, the debt securities offered hereby will be our unsecured obligations, and therefore such debt securities will rank pari passu in right of payment with all of our existing and future indebtedness that is not expressly subordinated in right of payment to such debt securities and effectively junior to all of our secured indebtedness and other secured obligations, to the extent of the assets securing such indebtedness.
The Indenture permits us to incur additional indebtedness, including secured indebtedness. If we were to default under our obligations under any of our secured indebtedness, our secured creditors could proceed against the collateral granted to them to secure that indebtedness. If any secured indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including any series of debt securities. In addition, upon any distribution of assets pursuant to any foreclosure, dissolution, winding-up, liquidation, reorganization, insolvency, bankruptcy or similar proceeding, secured creditors will be entitled to receive payment in full from the proceeds of the collateral securing our secured indebtedness before the holders of our unsecured indebtedness, including any series of debt securities, will be entitled to receive any payment with respect thereto. Holders of debt securities would be entitled to participate ratably with holders of our unsecured indebtedness, and potentially with all of our other general creditors, in our remaining assets. As a result, the holders of debt securities may recover proportionally less than holders of secured indebtedness.
Under the Indenture, the change of control events that would require us to repurchase the debt securities are subject to a number of significant limitations, and certain change of control events that affect the market price of the debt securities may not give rise to any obligation to repurchase the debt securities.
Unless otherwise indicated in the applicable prospectus supplement, we will be required under the Indenture to make an offer to repurchase the debt securities upon the occurrence of a “change of control triggering event,” the definitions of which will be limited in scope and will not include all change of control events that might affect the market value of the debt securities. In particular, we are required to repurchase a series of debt securities upon certain change of control events only if the ratings of such series of debt securities are lowered below investment grade during the relevant “trigger period.” As a result, our obligation to repurchase debt securities upon the occurrence of a change of control is limited and may not preserve the value of the debt securities in the event of a highly leveraged transaction, reorganization, merger or similar transaction.
We may be unable to purchase debt securities upon a change of control.
Unless otherwise indicated in the applicable prospectus supplement, the terms of the debt securities will require us to make an offer (the “Change of Control Offer”) to repurchase such debt securities upon the occurrence of a change of control triggering event at a purchase price equal to 101% of the principal amount of such debt securities, plus accrued and unpaid interest to, but excluding, the date of the purchase. The occurrence of a change of control triggering event may cause an event of default under our other indebtedness, such as our senior credit facilities, and therefore could cause us to have to repay amounts outstanding thereunder, and any financing arrangements we may enter into in the future may also require repayment of amounts outstanding in the event of a change of control triggering event and therefore limit our ability to fund the repurchase of any debt securities pursuant to the Change of Control Offer. It is possible that we will not have sufficient funds, or be able to arrange for additional financing, at the time of the change of control triggering event to make the required repurchase of debt securities. If we have insufficient funds to repurchase all debt securities that holders tender for purchase pursuant to the Change of Control Offer, and we are unable to raise additional capital, an event of default would occur under the Indenture. An event of default could cause any other debt that we may have at that time to become automatically due, further exacerbating our financial condition and diminishing the value and liquidity of the debt securities offered hereby. We cannot assure you that additional capital would be available to us on acceptable terms, or at all.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
General
The following description of our capital stock and of certain provisions of Nevada law do not purport to be complete and are subject to and qualified in their entirety by reference to our Charter, our amended and restated bylaws (the “Bylaws”) and the Nevada Revised Statutes (the “NRS”). Copies of our Charter and our Bylaws have been filed with the SEC. All of our outstanding shares of common stock, $0.01 par value per share (the “Common Stock”), are fully paid and non-assessable. Our Common Stock is listed on the New York Stock Exchange under the symbol “DXC.”
Our authorized capital stock consists of 750,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”). The Charter does not authorize any other classes of capital stock. As of October 23, 2023, there were 193,643,560 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.
We have adopted and maintains equity incentive plans pursuant to which we are authorized to issue stock options, restricted stock and other stock-based incentives to employees and directors.
Common Stock
Voting Rights
Holders of our Common Stock are entitled to one vote per share on all matters to be voted upon by our stockholders. The vote of the holders of a majority of the stock represented at a meeting at which a quorum is present is generally required to take stockholder action, unless a different vote is required by law or specifically required by the NRS, the Charter or the Bylaws.
Dividends
Subject to the rights of any holders of Preferred Stock, the holders of Common Stock are entitled to receive ratably dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for the payment of dividends. However, if our board of directors grants rights of cumulative dividends to any series of Preferred Stock, the Charter limits our ability to take certain actions, including with respect to the payment of dividends on Common Stock, if such accrued dividends are owed to the holders of any series of Preferred Stock. For example, no cash payments for distributions or dividends may be made to the holders of Common Stock unless all accrued dividends for past and current dividend periods on all series of Preferred Stock entitled to cumulative dividends have been declared and set apart for payment. In addition, so long as accrued dividends with respect to any series of Preferred Stock that is entitled to cumulative dividends remains unpaid for any period to and including the preceding dividend date, we may not purchase or redeem any shares of our capital stock.
Rights Upon Liquidation
In the event of the liquidation, dissolution or winding up of the Company, after all liabilities and the holders of each series of Preferred Stock have been paid in full, the holders of Common Stock will be entitled to share ratably in all remaining assets. The Common Stock has no preemptive or conversion rights or other subscription rights. No redemption or sinking fund provisions are applicable to our Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate and issue in the future.
Transfer Agent
The transfer agent and registrar for our Common Stock is EQ Shareowner Services.
Preferred Stock
The rights of holders of Common Stock may be materially limited or qualified by the rights of holders of Preferred Stock that we may issue in the future. Set forth below is a description of our authority to issue Preferred Stock and the possible terms of that stock.

Our board of directors may issue up to 1,000,000 shares of only one class of Preferred Stock in one or more series and, subject to the NRS, our board of directors may set the designations, preferences and relative, participating, optional or other special rights or qualifications, limitations or restrictions of such Preferred Stock. Each share of Preferred Stock will be of equal rank with each other share of Preferred Stock, regardless of series, with respect to the payment of dividends and the distribution of capital assets.
Our board of directors have the power to issue Preferred Stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders, and our board of directors could take that action without stockholder approval. The issuance of Preferred Stock could delay or prevent a change in control of our Company.
If our board of directors grants voting power to the holders of shares of any series of Preferred Stock, holders of shares of such series will be entitled to no more than one vote per share voting with the holders of shares of Common Stock at each annual or special meeting of stockholders upon all matters upon which a vote is taken except that if the holders of shares of such series will be entitled to elect two or more directors, as a class, the holders of shares of such series will not be entitled to a vote for the election of any of our other directors.
In addition, so long as accrued dividends with respect to any series of Preferred Stock that is entitled to cumulative dividends remains unpaid for any period to and including the preceding dividend date, the Company may not purchase or redeem any shares of its capital stock.
Anti-Takeover Effects of Various Provisions of Nevada Law and the Charter and the Bylaws
Provisions of the NRS and the Charter and the Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of coercive takeover practices and takeover bids our board of directors may consider inadequate and to encourage persons seeking to acquire control of the Company to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our Company will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Blank Check Preferred Stock
Our board of directors has the power to issue Preferred Stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders, and our board of directors could take that action without stockholder approval. The issuance of Preferred Stock could delay or prevent a change in control of the Company.
Board Vacancies to be Filled by Remaining Directors
The Bylaws provide that any vacancies, including any newly created directorships, on the board of directors, may be filled by the affirmative vote of the majority of the remaining directors then in office, even if such directors constitute less than a quorum, or by a sole remaining director.
Removal of Directors by Stockholders
The Bylaws and NRS provide that directors may be removed by stockholders only by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock entitled to vote.
Stockholder Action
The Bylaws preclude stockholders from calling special meetings except where such special meetings are requested by stockholders representing 75% of the capital stock entitled to vote. The Bylaws prevent stockholder action by written consent for the election of directors and require the written consent of 90% of the capital stock entitled to vote for any other stockholder actions by written consent.
Advance Notice of Director Nominations and Stockholder Proposals
The Bylaws contain advance notice procedures for stockholders to make nominations of candidates for election as directors or to bring other business before the annual meeting of stockholders. As specified in the

Bylaws, director nominations and the proposal of business to be considered by stockholders may be made only pursuant to a notice of meeting, at the direction of the board of directors or by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures that are provided in the Bylaws.
Amendments to the Charter and the Bylaws
Under the NRS, the Charter may not be amended by stockholder action alone. Amendments to the Charter must be approved by a board resolution and then approved by a majority of the outstanding capital stock entitled to vote. The Bylaws may only be amended by stockholders upon the affirmative vote of not less than a majority of the outstanding capital stock entitled to vote. Subject to the right of stockholders as described in the immediately preceding sentence, the Bylaws may be adopted, amended or repealed by our board of directors.
Nevada Anti-Takeover Statutes
We did not opt out of, and may be subject to Nevada’s Combination with Interested Stockholders Statutes (NRS Sections 78.411-78.444) which restricts or prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.
No Cumulative Voting
The Charter prohibits cumulative voting in the election of directors.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
Because the following is a summary, it may not contain all the information that may be important to you. For further information, you should read the Indenture, which is an exhibit to the registration statement of which this prospectus is a part. A copy of the Indenture is also available from us upon request at the contact information specified in the section entitled “Where You Can Find More Information; Incorporation by Reference.” This summary is subject to, and qualified in its entirety by reference to, all the provisions of the Indenture, including definitions of certain terms used therein.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities will constitute our senior debt, will represent our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture, dated as of March 27, 2017 (the “Indenture”), between us and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”). The terms of any series of debt securities will include those stated in the Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of the Indenture. The Indenture will be subject to and governed by the terms of the TIA and is subject to any amendments or supplements we may enter into from time to time that are permitted under the Indenture. We will file any amendments or supplements to the Indenture as exhibits to a Current Report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part.
As used in this section only, “DXC,” “we,” “our” or “us” refer to DXC Technology Company, excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
These debt securities will rank pari passu in right of payment with all of our existing and future indebtedness that is not expressly subordinated in right of payment to such debt securities and effectively junior to all of our secured indebtedness and other secured obligations, to the extent of the assets securing such indebtedness.
Such debt securities will rank effectively junior to our subsidiaries’ indebtedness and other obligations and our secured indebtedness and other obligations. See “Risk Factors—None of our subsidiaries will be guarantors of any debt securities, and therefore any securities will be structurally subordinated to the liabilities of our subsidiaries.” and “Risk Factors—Although debt securities offered hereby will be referred to as “senior notes,” such debt securities will be effectively subordinated to the rights of our existing and future secured creditors.” In addition, our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future. See “Risk Factors—Our indebtedness may adversely affect our business, financial condition and results of operations, as well as our ability to meet our payment obligations under the securities offered hereby and our other debt.” We and our subsidiaries have a significant amount of outstanding indebtedness.
The Indenture will not limit the amount of debt securities that we may issue and will provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par, at a premium or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the Indenture. The Indenture also will not limit our ability to incur other debt.
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered, as well as any modifications or additions to the general terms of the Indenture. These terms will include, among others, the title, maturity, price and rate of interest on such debt securities, any deletions from, modifications of or additions to the events of default or covenants with respect to the applicable series of debt securities, terms related to optional or mandatory redemption of such debt securities, any special tax implications and any other terms of such debt securities.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will generally describe federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.
Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $2,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a Business Day, then the payment will be made on the next Business Day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed.
Unless otherwise indicated in the applicable prospectus supplement, the Trustee will act as paying agent and registrar for the debt securities under the Indenture. We may act as paying agent or registrar under the Indenture.
Events of Default
Each of the following is an event of default with respect to each series of debt securities issued under the indenture:
1)	default in paying interest on the debt securities of a series when due and the default continues for a period of 90 days or more and the time for payment has not been extended or deferred;
2)	default in paying principal, or premium, if any, on the debt securities of that series when due;
3)
default in the performance, or breach, of any covenant in the Indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after DXC receives written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

4)
if any of DXC’s Indebtedness in the aggregate outstanding principal amount of $250 million or more either (1) becomes due and payable prior to the due date for payment of such Indebtedness by reason of acceleration of such Indebtedness following a default by DXC or (2) is not repaid at, and remains unpaid after, maturity as extended by any applicable period of grace or any guarantee given by DXC in respect of Indebtedness of any other person in the aggregate outstanding principal amount of $250 million or more is not honored when, and remains dishonored after, becoming due; and

5)	certain events of bankruptcy, insolvency, reorganization.
If an event of default (other than an event of default specified in clause (5) with respect to DXC) under the Indenture occurs with respect to the debt securities of a series and is continuing, then the Trustee may and, at the direction of the holders of at least 25% in principal amount of the outstanding debt securities of such series, will by written notice, require DXC to repay immediately the entire principal amount of the outstanding debt securities of such series, together with all accrued and unpaid interest and premium, if any.

If an event of default under the indenture specified in clause (5) with respect to DXC occurs and is continuing, then the entire principal amount of the outstanding debt securities of a series will automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any holder.
After a declaration of acceleration or any automatic acceleration under clause (5) described above, the holders of a majority in principal amount of outstanding debt securities of a series may rescind this accelerated payment requirement if all existing Events of Default with respect to the debt securities of such series, except for nonpayment of the principal and interest on the debt securities of such series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of the outstanding debt securities of a series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt securities of a series, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of such series.
Holders of at least 25% in principal amount of the outstanding debt securities of a series may seek to institute a proceeding only after they have made written request to the Trustee to institute a proceeding and have offered security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period, the Trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of a series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment with respect to such debt security.
During the existence of an event of default of which a responsible officer of the Trustee has actual knowledge or has received written notice from DXC or any holder of the debt securities, the Trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an event of default has occurred and is continuing, the Trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the Trustee security or indemnity as the Trustee may reasonably require. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust, or power conferred on the Trustee.
A holder of debt securities will only have the right to institute a proceeding under the indenture or to appoint a receiver or Trustee, or to seek other remedies if:
•	the holder has given written notice to the Trustee of a continuing event of default;
•
the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of a series have made a written request, and such holders have offered indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request; and

•
the Trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the then outstanding debt securities of such series other conflicting directions within 60 days after such notice, request and offer.

DXC is required to furnish to the Trustee an annual statement as to compliance with all conditions and covenants under the indenture.
“Indebtedness” of any specified person as used in this section means, without duplication, any indebtedness, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or obligations under capital leases, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such person in accordance with GAAP (but does not include contingent liabilities which appear only in a footnote to a balance sheet); provided that Indebtedness shall exclude (i) Indebtedness that is required to be converted at, or prior to, maturity into equity securities of DXC, and (ii) advances and overdrafts in respect of cash pooling and multi-currency notional pooling programs.

“GAAP” as used in this section means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of the indenture.
Modification and Waiver
DXC and the Trustee may amend or modify the indenture or the debt securities without the consent of any holder of debt securities in order to:
•	cure ambiguities, defects or inconsistencies;
•	provide for the assumption of DXC’s obligations in the case of a merger or consolidation and DXC’s discharge upon such assumption;
•	make any change that would provide any additional rights or benefits to the holders of the debt securities of any series or to surrender any right or power herein conferred upon DXC;
•	provide for or add guarantors with respect to the debt securities of any series and provide the terms of such guarantees;
•	secure the debt securities of any series;
•	establish the form or forms of debt securities of a series;
•	qualify the indenture under the TIA;
•
permit or facilitate the defeasance and discharge of the debt securities of a series; provided, however, that any such action shall not adversely affect the interest of the holders of debt securities of such series in any material respect;

•	evidence and provide for the acceptance under the indenture of a successor Trustee;
•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•
conform any provision in the indenture to this “Description of the Debt Securities” to the extent that such provision was intended to be a verbatim recitation of a provision in this “Description of the Debt Securities”; or

•	make any change that does not adversely affect the rights of any holder of debt securities of such series in any material respect.
Other amendments and modifications of the indenture or the debt securities of any series may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of a series affected by the amendment or modification (voting as one class), and DXC’s compliance with any provision of the indenture with respect to any series of debt securities may be waived by written notice to the Trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of each series affected by the waiver (voting as one class). However, no modification or amendment may, without the consent of the holder of each outstanding debt security of a series affected:
•	reduce the principal amount, or extend the fixed maturity, of the debt securities of such series, alter or waive the redemption provisions of the debt securities of such series;
•	change the currency in which principal, any premium or interest is paid;
•	reduce the percentage in principal amount outstanding of debt securities of such a series which must consent to an amendment, supplement or waiver or consent to take any action;
•	impair the right to institute suit for the enforcement of any payment on the debt securities of such a series;
•	waive a payment default with respect to the debt securities of such a series;
•	reduce the interest rate or extend the time for payment of interest on the debt securities of such a series; or
•	adversely affect the ranking of the debt securities of such a series.

Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger or Sale of Assets
DXC will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any person or persons in a single transaction or through a series of transactions, unless:
•
DXC shall be the continuing person or, if DXC is not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any State or territory;

•
the surviving entity will expressly assume all of DXC’s obligations under the debt securities and the indenture, and will, if required by law to effectuate the assumption, execute a supplemental indenture which will be delivered to the Trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no event of default has occurred and is continuing; and
•
DXC or the surviving entity will have delivered to the Trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third and fourth bullets of the preceding paragraph shall not be applicable to:
•
the merger or consolidation of DXC with an affiliate of DXC if DXC’s board of directors determines in good faith that the purpose of such transaction is principally to change its state of incorporation or convert its form of organization to another form; or

•	the merger of DXC with or into a single direct or indirect wholly-owned subsidiary of DXC.
If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of DXC’s assets occurs in accordance with the indenture, the successor corporation will succeed to, and be substituted for, and may exercise every right and power of DXC under the indenture with the same effect as if such successor corporation had been named in its place in the indenture.
Notwithstanding the foregoing, DXC may consolidate or combine with or merge with or into another corporation, solely for the purpose of reincorporating DXC in the United States, any state thereof, the District of Columbia or any territory thereof.
SEC Reports
So long as the debt securities of any series are outstanding, DXC shall furnish to the Trustee, within 15 days after the filing of the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which DXC (or, should DXC at such time be a wholly-owned subsidiary of another person and not making separate filings with SEC, such person) files with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, and comply with the other provisions of Section 314(a) of the Trust Indenture Act.
DXC will be deemed to have furnished such reports referred to in this section to the Trustee and the holders of debt securities if DXC has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.
In the event that any direct or indirect parent company of DXC becomes a guarantor or co-issuer of the debt securities, it may satisfy its obligations under this covenant by furnishing information relating to such parent in the manner prescribed in the first and second paragraphs of this covenant.
Notwithstanding anything herein to the contrary, DXC will not be deemed to have failed to comply with its obligations under this covenant until 120 days after the date any report or other information is due hereunder.

Satisfaction, Discharge and Covenant Defeasance
DXC may terminate its obligations under the indenture with respect to debt securities of any series, when:
•	either:
•
all debt securities of such series that have been authenticated and delivered have been accepted by the Trustee for cancellation (other than any debt securities of such series that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in the Indenture); or

•
all debt securities of such series that have not been accepted by the Trustee for cancellation will become due and payable within one year (a “discharge”) and DXC has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by such Trustee in DXC’s name and at DXC’s expense, and DXC has irrevocably deposited or caused to be deposited with the Trustee sufficient funds to pay and discharge the entire indebtedness on such debt securities, including principal, interest and any premium, which for purposes of this paragraph shall be calculated without applying any “present value discount” and using a Treasury Rate of no less than zero;

•	DXC has paid or has caused to be paid all other sums then due and payable under the indenture with respect to the debt securities of such series; and
•
DXC has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to such series of debt securities have been complied with.

DXC may elect to have its obligations under the indenture discharged with respect to the debt securities of any series (“legal defeasance”). Legal defeasance means that DXC will be deemed to have paid and discharged the entire indebtedness represented by the debt securities, except for:
•	the rights of holders of the debt securities of such series to receive principal, interest and any premium when due;
•
obligations with respect to the debt securities of such series concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for note payments held in trust;

•	the rights, powers, trusts, duties and immunities of the Trustee; and
•	the defeasance provisions of the Indenture.
In addition, DXC may elect to have its obligations with respect to a series of debt securities released with respect to certain covenants in the indenture (“covenant defeasance”). Following covenant defeasance, any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of such series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default with respect to such series of debt securities.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of a series:
•
DXC must irrevocably have deposited or caused to be deposited with the Trustee funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of such series:

•	money in an amount;
•	U.S. Government Obligations (as defined in the Indenture); or
•	a combination of money and U.S. Government Obligations,

in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all of the principal, interest and any premium at due date or maturity of such series or if DXC has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in its name and at its expense, the redemption date;
•
in the case of legal defeasance, DXC has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee stating that, as a result of an Internal Revenue Service ruling or a change in applicable federal income tax law, the beneficial owners of the debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•
in the case of covenant defeasance, DXC has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee to the effect that the beneficial owners of the debt securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•
no default has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;

•
the legal defeasance or covenant defeasance will not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of such series were in default within the meaning of such Act;

•	the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which DXC is a party; and
•
DXC has delivered to the Trustee, an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been complied with.

No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator or stockholder of ours, as such, shall have any liability for any of our obligations, covenants or agreements under the debt securities or the Indenture, or for any claim based on, in respect of or by reason of such obligations, covenants or agreements or their creation. Each holder of debt securities, by accepting such debt securities, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Book-Entry System
Each debt security will be represented by one or more global securities registered in the name of The Depository Trust Company (the “Depositary” or “DTC”), or a nominee of the Depositary (each such debt security, a “book-entry debt security”). Except as set forth under the heading “Global Securities” below, book-entry debt securities will not be issuable in certificated form. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Denominations, Registrations and Transfer
The debt securities will be issued only in fully registered form, without interest coupons and, unless otherwise indicated in the applicable prospectus supplement, in denominations of $2,000 and in integral multiples of $1,000. A direct holder may have his or her debt securities broken into, or “exchanged” for, more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.
A direct holder may exchange or transfer debt securities at the office of the Trustee. The Trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the security registrar. It will also register transfers of the debt securities.
A direct holder will not be required to pay a service charge to transfer or exchange debt securities, but may be required to pay for any tax or other governmental charge associated with the exchange or transfer.
If we designate additional transfer agents, they will be named in the applicable prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.
If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the selection of securities for redemption and ending on the earliest date of notice of such redemption, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
Governing Law
The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.
Concerning the Trustee
The Indenture contains certain limitations on the rights of the Trustee, should any become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.
The holders of a majority in principal amount of the then-outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee on behalf of the holders of debt securities of such series, subject to certain exceptions. The Indenture will provide that in case an event of default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of debt securities, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
U.S. Bank Trust Company, National Association currently acts as the Trustee under the Indenture.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, “Global Securities”). The Global Securities will be deposited with, or on behalf of, the Depositary, and registered in the name of Cede & Co., the nominee of DTC. So long as DTC or any successor depositary for a Global Security, or any nominee, is the registered holder of such Global Security, DTC or such successor depositary or nominee will be considered the sole owner or holder of the securities represented by such Global Security. The registered holder of a security will be treated as the owner of it for all purposes. Except under the circumstance described below or as otherwise described in the applicable prospectus supplement, the securities will not be issuable in certificated form. Unless and until it is exchanged in whole or in part for the individual securities it represents, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC, a nominee of DTC to DTC or another nominee of DTC or DTC or any nominee of DTC to a successor depositary or any nominee of such successor.
Investors may elect to hold their interest in the Global Securities through either DTC, Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), if they are participants in these systems, or indirectly through organizations which are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants though customers’ securities accounts in Clearstream and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
In connection with any proposed transfer outside the book-entry only system, the holders of debt securities must provide to the applicable Trustee all information necessary to allow such Trustee to comply with any applicable tax reporting obligations, including, without limitation, any cost basis reporting obligations under Section 6045 of the Code. Such Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
DTC has advised us of the following information regarding DTC: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is owned by the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC rules applicable to its participants are on file with the SEC.
Purchases of ownership interests in Global Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Global Securities on DTC’s records. The ownership interest of each actual purchaser of each Global Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Global Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Global

Securities, except in the event that use of the book-entry system for the Global Securities is discontinued, or if, with respect to debt securities, an event of default has under the applicable Indenture occurred and is continuing.
To facilitate subsequent transfers, all Global Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of interests in the Global Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such ownership interests are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
If applicable, redemption notices shall be sent to Cede & Co. If less than all of a Global Security is being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such Global Security to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Global Securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts ownership interests in the Global Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Redemption proceeds, distributions, dividend payments, payments of principal, premium, if any, and interest, if any, as applicable, on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of Participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions, dividend payments, payments of principal, premium, if any, and interest, if any, as applicable, to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to Direct Participants is the responsibility of DTC, and disbursement of payments to the Beneficial Owners is the responsibility of Direct Participants and Indirect Participants.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as depositary with respect to the Global Securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depositary is not appointed by us within 90 days, definitive securities in registered certificated form are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Global Security certificates will be printed and delivered to DTC.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the Global Security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more Global Securities; or
•	an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the Global Securities. Any beneficial interest in a Global Security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the Global Securities.
Clearstream. Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Payments with respect to securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by DTC for Clearstream.
Euroclear. Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by DTC for Euroclear.
Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the securities sold outside of the United States and cross-market transfers of the securities associated with secondary market trading.
Same-Day Settlement and Payment
The underwriters will settle the securities in immediately available funds. We will make all payments in respect of the securities in immediately available funds.
The securities will trade in DTC’s Same-Day Funds Settlement System until maturity or earlier redemption or until the securities are issued in certificated form, and secondary market trading activity in the securities will therefore be required by DTC to settle in immediately available funds.
Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the applicable procedures in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the securities to or receiving interests in the securities from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.
Because of time-zone differences, credits of interests in the securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the Business Day following the DTC settlement date. Such credits or any transactions involving interests in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of interests in the securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility or liability for the performance by

DTC, Clearstream or Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations, or for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other matter relating to the actions and practices of DTC, Clearstream or Euroclear or their respective participants or indirect participants.
The information in this section concerning DTC, Clearstream and Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information. The operations and procedures of DTC, Clearstream and Euroclear are solely within the control of such settlement systems and are subject to changes by them. We urge investors to contact such systems or their participants directly to discuss these matters.

PLAN OF DISTRIBUTION
We may sell the offered securities from time to time:
•	through underwriters or dealers;
•	through agents;
•	directly to one or more purchasers; or
•	through a combination of any of these methods of sale.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at variable prices, which method may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices (or any combination of the foregoing).
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain matters of U.S. federal and New York state law relating to the issuance and sale of the securities offered hereby, and Woodburn and Wedge will pass upon certain matters of Nevada state law relating to the issuance and sale of the securities offered hereby, in each case, on behalf of DXC Technology Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of DXC Technology Company, incorporated by reference in this Prospectus, and the effectiveness of DXC Technology Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

$        % Senior Notes due 20
PROSPECTUS SUPPLEMENT
Joint Book-Running Managers
J.P. Morgan
Mizuho
MUFG
BofA Securities
Citigroup
Lloyds Securities
   , 2025